Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ENVENTIS CORPORATION M77835-TBD ENVENTIS CORPORATION 221 EAST HICKORY STREET P.O. BOX 3248 MANKATO, MN 56002-3248 NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS. PLEASE SIGN AND RETURN PROMPTLY. THANK YOU. 1. To approve the Merger Agreement and the transactions contemplated thereby, including the Merger. 2. To approve, by an advisory vote, the change in control payments of the named executive officers. 3. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. (EDT) on October 7, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. (EDT) on October 7, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR Items 1, 2 and 3. ! ! ! ! ! ! ! ! ! For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fi duciary, please give full title as such. Joint Owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

M77836-TBD SPECIAL MEETING OF SHAREHOLDERS October 8, 2014 8:00 a.m. Enventis Corporation Headquarters 221 East Hickory Street Mankato, Minnesota 56001 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The notice of meeting and proxy statement can be viewed online at www.enventis.com/proxy ENVENTIS CORPORATION 221 East Hickory Street P.O. Box 3248 Mankato, Minnesota 56002-3248 This proxy is solicited by the Board of Directors for use at the Special Meeting on October 8, 2014. The shares of stock held will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Diane L. Dewbrey and John W. Finke, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side at the Special Meeting and all adjournments thereof. Please vote, sign and date on the reverse side and return this card in the mail. Or, take advantage of the option to vote by telephone or Internet. To vote by phone or Internet, please follow the instructions on the reverse side. Thank you. Continued and to be signed on reverse side